UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 13, 2006

U-Store-It Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32324	20-1024732
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6745 Engle Road, Suite 300, Cleveland, Ohio		44130
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	440-234-0700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

This Current Report on Form 8-K/A is filed as an amendment to the Current Report on Form 8-K filed by U-Store-It Trust (the "Company") on July 10, 2006 (the "Original Form 8-K"). This Amendment No. 1 supplements the Original Form 8-K with the information set forth below. All other information set forth in the Original Form 8-K is otherwise unchanged and is incorporated herein by reference.

Share Option Award. The Company granted to Stephen R. Nichols, Senior Vice President, Operations, on July 10, 2006, his first date of employment, options to purchase 75,000 common shares of the Company pursuant to a Non-Qualified Share Option Agreement (the "Share Option Agreement") under the Company’s 2004 Equity Incentive Plan. The options vest ratably over a five-year period, one fifth per year on each of the first five anniversaries of the grant date, provided Mr. Nichols remains employed by the Company. The options expire on the 10th anniversary of the grant date. The exercise price for the options is equal to the fair market value of the underlying common shares at the grant date.

The foregoing description of the Share Option Agreement is qualified in its entirety by the full terms and conditions of the Share Option Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.5, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

Exhibit No. Description

10.5 Non-Qualified Share Option Agreement, dated as of July 10, 2006, by and between U-Store-It Trust and Stephen R. Nichols

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U-Store-It Trust

July 13, 2006	By:	Kathleen A. Weigand

Name: Kathleen A. Weigand
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

10.5	Non-Qualified Share Option Agreement, dated as of July 10, 2006, by and between U-Store-It Trust and Stephen R. Nichols